                                                             DRAFT as of 1/17/97





                           JEFFBANKS CAPITAL TRUST I

                                  $22,000,000

                            ____% Capital Securities
                 (Liquidation Amount $25 per Capital Security)
                                       by

                        ALEX. BROWN & SONS INCORPORATED

                             UNDERWRITING AGREEMENT


                                                                January __, 1997

     ALEX. BROWN & SONS INCORPORATED
     1 South Street
     Baltimore, Maryland  21202

     Dear Sirs:

            JeffBanks Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del.
     C. Section 3801 et seq.), and JeffBanks, Inc., a Pennsylvania corporation (the "Company"), as depositor of the Trust and as guarantor, propose, upon the terms and conditions set forth herein, to issue and sell to Alex. Brown & Sons Incorporated (the "Underwriter") an aggregate liquidation amount of $22,000,000 (the "Firm Securities") of the Trust's ____% preferred securities (the "Capital Securities"). The Trust and the Company also propose to issue and sell to the Underwriter, at the Underwriter's option, up to an additional $3,300,000 aggregate Liquidation Amount of Capital Securities (the "Option Securities") as set forth herein. The term "Capital Securities" as used herein, unless indicated otherwise, shall mean the Firm Securities and the Option Securities.

            The Capital Securities and Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of January __, 1997 (the "Trust Agreement"), among the Company, and, together with the Trust, the "Offerors"), as depositor, and Bankers Trust Company ("Trust Company"), a New York banking corporation, as property trustee ("Property Trustee") and Bankers Trust (Delaware) ("Trust Delaware"), a Delaware banking corporation, as Delaware trustee ("Delaware Trustee") and the holders from time to time of undivided interests in the assets of the Trust. The Capital Securities will be guaranteed by the Company on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Capital Securities Guarantee Agreement dated as of January __, 1997 (the "Guarantee Agreement"), between the Company and the Trust Company, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of ____% Junior Subordinated Deferrable Interest Debentures, due February 1, 2027 (the "Subordinated Debentures") of the Company which will be issued under an indenture dated as of January __, 1997 (the "Indenture"), between the Company and the Trust Company, as Trustee (the "Indenture Trustee"). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities"), and will be used by the Trust to purchase an equivalent amount of the Subordinated Debentures.

            The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. ___-_____) and a related preliminary prospectus for the registration of the Capital Securities under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company and the Trust have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus and the documents incorporated by reference therein pursuant the section therein entitled "Incorporation of Certain Documents by Reference" and all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) of the Securities Act Regulations (including the documents incorporated by reference therein) is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus (including the documents incorporated by reference therein), as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations.
     The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. The Company hereby agrees with the Underwriter as follows:

            SECTION 1. Representations and Warranties.

     a. Each of the Offerors represents and warrants to the Underwriter as follows:

                (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects with the requirements of the Securities Act, with respect to the documents incorporated by reference, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations under said acts; the Trust Agreement, the Guarantee Agreement, and the Indenture conform with the requirements of the Trust Indenture Act, and the applicable rules and regulations thereunder; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, not misleading; and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Date (as hereinafter defined), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company by or on behalf of any Underwriter in writing expressly for use in the Registration Statement or Prospectus.

                (ii) The documents incorporated by reference in the Prospectus pursuant the section therein entitled "Incorporation of Certain Documents by Reference," at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                (iii) Neither the Company nor the Trust is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under
            Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is either a closed-end investment company required to be registered but not registered thereunder.

                (iv) Each report filed by the Company with the Commission under the Exchange Act, and the rules and regulations promulgated thereunder, and incorporated by reference in the Registration Statement, compiled when filed with the Commission as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

                (v) The Trust and the Company meet the requirements for the use of Form S-3 under the Securities Act.

                (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Guarantee Agreement, the Indenture and the Capital Securities; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, if any, in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by the Company or its subsidiaries other than those in the ordinary course of business, and (C) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree.

                (viii) The Capital Securities have been duly and validly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered to the Underwriter against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement. The Trust Agreement has been duly authorized and, when executed by the proper officers of the Trust and delivered by the Trust, will have been duly executed and delivered by the Trust and will constitute the valid and legally binding instrument of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Subordinated Debentures have been duly and validly authorized for delivery by the Company and when duly authenticated in accordance with the terms of the Indenture and delivered to the Trust against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law)) and entitled to the benefits provided by the Indenture. The Indenture has been duly authorized and, when executed by the proper officers of the Company and delivered by the Company, will have been duly executed and delivered by the Company and will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Trust Agreement, the Guarantee Agreement, and the Indenture has been duly qualified under the Trust Indenture Act; and the Capital Securities, the Trust Agreement, the Guarantee Agreement, and the Indenture conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                (ix) This Agreement has been duly authorized, executed and delivered by the Trust and the Company and constitutes the valid and binding agreement of the Trust and the Company enforceable against the Trust and the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (x) Neither the Trust, nor the Company or any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound and which is material to the either the Trust or the Company and its subsidiaries considered as one enterprise and the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, the issue and sale of the Capital Securities, the issue and sale of the Subordinated Debentures, the compliance by the Trust and the Company with the provisions of the Capital Securities and the Subordinated Debentures, this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the organization documents of the Trust or the articles of incorporation or by-laws of or the Company or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust or the Company or any of its subsidiaries is a party or by which it or any of its properties may be bound and which is material to the Trust or the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation on the part of the Trust or the Company or its subsidiaries of any applicable law or regulation or of any applicable administrative, regulatory or court decree.

                (xi) There are no actions, suits, claims or proceedings pending or, to the knowledge of the Trust or the Company, threatened against the Trust or the Company or any of its subsidiaries before any court or administrative agency or otherwise which are required to be disclosed in the Registration Statement and are not so disclosed which, if determined adversely to the Trust or the Company or any of its subsidiaries would individually or in the aggregate have a material adverse effect on the business, condition (financial and otherwise), earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise or prevent the consummation of the transactions contemplated hereby.

                (xii) The Commission has not issued an order preventing or suspending the use of the Prospectus, nor instituted proceedings for that purpose.

                (xiii) The independent certified public accountants who audited the consolidated financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the Securities Act and the Securities Act Regulations.

                (xiv) The consolidated financial statements, including the notes thereto and the supporting schedules, included or incorporated by reference in the Prospectus present fairly, the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates indicated, and the results of their operations for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein.

                (xv) The Company and it subsidiaries have good and marketable title to all of the properties and assets owned by them reflected in the consolidated financial statements (or as described in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such consolidated financial statements (or as described in the Prospectus or which are not material in amount).

                (xvi) The Company and its subsidiaries have filed all federal, state and local tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company.

                (xvii) No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, or the issuance and sale of the Capital Securities, the issuance and sale of the Subordinated Debentures, or the consummation by the Trust and the Company of the other transactions contemplated by this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been obtained, or will have been obtained at the Closing Date, under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of various states in connection with the offering of the Capital Securities.

                (xviii) The Company and its subsidiaries possess all material licenses, certificates, authorities or permits issued by the appropriate State or Federal regulatory agencies or bodies necessary to conduct their businesses as described in the Prospectus, and neither the Company nor its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. Neither the Company nor any of its subsidiaries is party to or otherwise the subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with the Board of Governors of the Federal Reserve System or any Federal Reserve Bank (the "Federal Reserve"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of the Comptroller of the Currency, or any other federal or state authority or agency responsible for the supervision, regulation or insurance of depository institutions or their holding companies.

                (xix) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been filed as exhibits to the Registration Statement.

                (xx) The Capital Securities have been approved for listing on the Nasdaq National Market.

                (xxi) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

                (xxii) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

                b. Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Trust or the Company to you as to the matters covered thereby.

            SECTION 2. Sale and Delivery to Underwriter, Closing.

            On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust and the Company agree that the Trust will sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, the Firm Securities, at a purchase price of $____ per Capital Security.

            Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the offices of Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004, or at such other place as shall be agreed upon by you, the Trust and the Company, at 10:00 A.M. Eastern Standard Time, on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Trust and the Company (such time and date of payment and delivery being herein called the "Closing Date").

            As compensation for the commitments of the Underwriter contained in this Section 2, the Company hereby agrees to pay to the Underwriter an amount equal to $__ per Capital Security times the total number of Capital Securities purchased by the Underwriter on the Closing Date as commissions for the sale of such Capital Securities under this Agreement. Such payment will be made on the Closing Date with respect to the Capital Securities.

            Payment for the Firm Securities shall be made to the Trust by wire transfer of immediately available funds, against delivery to the Underwriter of the Firm Securities to be purchased by it. The Firm Securities shall be issued in the form of one or more fully registered global notes (the "Global Notes") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (the "Depository") or in such names as the Underwriter may request in writing at least two business days before the Closing Date. The Global Notes representing the Firm Securities shall be made available for examination by the Underwriter not later than 10:00 A.M. Eastern Standard Time on the last business day prior to the Closing Date.

            In addition, upon written notice from the Underwriter to the Trust from time to time prior to 9:00 P.M., Eastern Standard Time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday, Sunday or a holiday, on the next business day thereafter), the Underwriter shall have the right to purchase all or any portion of the Option Securities at the same purchase price as the Firm Securities, plus accrued interest, if any, from the date of issuance of the Firm Securities to the date of delivery of and payment for the Option Securities. No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. Option Securities may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Securities.

            Each time for the delivery of and payment for the Option Securities, being herein referred to as an "Option Closing Date," which may be the Closing Date, shall be determined by the Underwriter, but shall be issued not later than five (5) full business days after written notice to the Trust of the Underwriter's election to purchase Option Securities is given. Each payment of the purchase price for, and delivery of, the Option Securities shall be made at each Option Closing Date at such offices as is designated by the Underwriter.

            As compensation for the commitments of the Underwriter contained in this Section 2, the Company hereby agrees to pay to the Underwriter an amount equal to $__ per Option Security times the total number of Option Securities purchased by the Underwriter on the Option Closing Date as commissions for the sale of such Option Securities under this Agreement. Such payment will be made on the Option Closing Date with respect to the Option Securities.

            Each payment for Option Securities shall be made to the Trust by wire transfer of immediately available funds, against delivery to the Underwriter of such Option Securities. The Option Securities shall be issued in the form of one or more fully registered Global Notes in book-entry form in such denominations and registered in the name of the nominee of the Depository or in such names as the Underwriter may request in writing at least two days before the Option Closing Date. The Global Notes representing the Option Securities shall be made available for examination by the Underwriter not later than 10:00 A.M. Eastern Standard Time on the last business day prior to the Option Closing Date.

            SECTION 3. Offering by the Underwriter. The Trust and the Company are advised that the Underwriter proposes to make a public offering of the Capital Securities, on the terms and conditions set forth in the

     Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective.

            SECTION 4. Covenants of the Offerors. Each of the Trust and the Company covenants with the Underwriter as follows:

                a. The Trust and the Company will prepare the Prospectus in a form approved by the Underwriter and will file such Prospectus with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement. The Trust will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), and of the filing of the Prospectus pursuant to Rule 424(b), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for such purpose. The Trust and the Company will make every reasonable effort to prevent the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                b. The Trust and the Company will deliver to the Underwriter notice of their intention to prepare or file any amendment to the Registration Statement relating to the Capital Securities (including any post-effective amendment) or any amendment or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus and including any revised prospectus which the Trust and the Company propose for use by the Underwriter in connection with the offering of the Capital Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Underwriter and counsel for the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter or counsel for the Underwriter shall reasonably object.

                c. The Trust and the Company will deliver to the Underwriter one manually executed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference into the Prospectus), such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits) as such Underwriter may reasonably request and copies of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus.

                d. The Trust and the Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented, if applicable) as you may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Regulations.

                e. If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Trust and the Company will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriter a reasonable number of copies of an amendment of or supplement to the Prospectus (in form and substance satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

                f. The Trust and the Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

                g. Both the Trust and the Company will endeavor, in cooperation with the Underwriter, to qualify the Capital Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Capital Securities, except that neither the Trust nor the Company shall be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or other jurisdiction. The Trust and the Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Capital Securities have been qualified as above provided.

                h. The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning on the first day of the first full fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations and will advise you in writing when such statement has been so made available. If such fiscal quarter is the last fiscal quarter of the Trust's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                i. The Trust and the Company will take such action as may be necessary to comply with the rules and regulations of the Nasdaq National Market in respect of the offering of the Capital Securities.

                j. The Trust and the Company, from the date hereof until the Closing Date (including any Option

     Closing Date), will not offer, sell, contract to sell or otherwise dispose of any securities issued or guaranteed by the Trust or the Company that in the reasonable judgment of the Underwriter are substantially similar to the Capital Securities, without the prior written consent of the Underwriter.

                k. For a period of five years (but not beyond any such date on which no Securities shall be outstanding) after the Closing Date, the Trust and the Company will furnish to the Underwriter copies of all reports and communications delivered to the Trust's shareholders or to holders of the Capital Securities and will also furnish copies of all reports (excluding exhibits) filed with the Commission on forms 8-K, 10-Q and 10-K, and all other reports and information furnished to its shareholders generally, not later than the time such reports are first furnished to its shareholders generally.

                l. The Trust shall apply the net proceeds of its sale of the Capital Securities, combined with the entire proceeds from the sale by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of the Subordinated Debentures. All the net proceeds to be received by the Company from the sale of the Subordinated Debentures will be used for general corporate purposes, as described more fully in the Prospectus.

                m. Neither the Company nor the Trust shall enter into any contractual agreement with respect to the distribution of the Capital Securities except for the arrangements with Underwriter.


            SECTION 5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement (except for the fees and disbursements of counsel for the Underwriter other than pursuant to item (vi) of this Section 5), including: (i) the printing and filing of the Registration Statement as originally filed and any amendments and exhibits thereto, (ii) the filing fee of the National Association of Securities Dealers, Inc. and expenses relating to any review of the offering and listing of the Capital Securities on the Nasdaq National Market, (iii) all expenses (including reasonable fees and disbursements of counsel to the Company and the Trust) payable pursuant to Section 4 of this Agreement, (iv) all costs and expenses incurred in connection with the preparation, issuance and delivery of the Capital Securities to the Underwriter, (v) the fees and disbursements of the Trust's and the Company's counsel and accountants, (vi) the expenses in connection with the qualification of the Capital Securities under state securities laws in accordance with the provisions of Section 4(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriter in connection therewith and in connection with the preparation of the preliminary and final Blue Sky memoranda and Legal Investment Surveys,
     (vii) the printing and delivery to the Underwriter of copies of the preliminary and final Blue sky memoranda and Legal Investment surveys,
     (viii) all costs and expenses incurred in the preparation and the printing (including word processing and duplication costs) of the Capital Securities, the Indenture, the Guarantee Agreement, the Trust Agreement and all other documents relating to the issuance, purchase and initial resale of the Capital Securities, and (ix) the fees and expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee, and the Guarantee Trustee, and any agent of the Property Trustee, the Delaware Trustee, the Indenture Trustee, and the Guarantee Trustee, and the fees and disbursements of the Property Trustee's counsel, in connection with the Trust Agreement and the Capital Securities.

            If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 9, the Company shall reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, incurred in connection with investigating, marketing and proposing to market the Capital Securities.

            SECTION 6. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Firm Securities at the Closing Date and the Option Securities at each Option Closing Date are subject to the accuracy of the representations and warranties of the Trust and the Company herein contained at and as of the date hereof and the Closing Date and at each Option Closing Date, to the performance by the Trust and the Company of their respective obligations hereunder, and to the following further conditions:

                a. The Prospectus shall have been timely filed with the Commission in accordance with Section

     4(a); and at the Closing Date and each Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with and there shall not have come to the attention of the Underwriter any facts that would cause the Underwriter to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Capital Securities, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances existing at such time, not misleading.

                b.  On the Closing Date you shall have received:

                (i) The favorable opinion, dated as of the Closing Date and any Option Closing Date, of [Ledgewood Law Firm,] counsel for the Company, in form and substance substantially in the form attached hereto as Exhibit A.

                In rendering such opinion, counsel may state that they are passing only on matters of Pennsylvania and United States Federal law. In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the Commonwealth of Pennsylvania, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriter, and (B) counsel shall state in their opinion that they and the Underwriter is justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

                (ii) The favorable opinion, dated the Closing Date, of White & Case, counsel to the Trust Company and Trust Delaware, substantially in the form attached hereto as Exhibit B.

                (iii) The favorable opinion, dated the Closing Date, of [Delaware Counsel], special Delaware counsel to the Company and the Trust, substantially to the effect and in the form attached hereto as Exhibit C.

                (iv) The favorable opinion, dated the Closing Date, Arnold & Porter, counsel to the Underwriter as to such matters as the Underwriter shall reasonably request.

                In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriter, and
            (B) counsel shall state in their opinion that they believe that they and the Underwriter are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.


                c. At the time of the execution of this Agreement, the Underwriter shall have received from [Grant Thornton L.L.P.] a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that (i) they are independent public accountants as required by the Securities Act and the Securities Act Regulations; (ii) it is their opinion that the financial statements included or incorporated by reference in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that during the period from [December 31, 1995] to a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock or long-term debt of the Company or its subsidiaries or any decrease in consolidated total assets of the Company and its subsidiaries as compared with the amounts shown in the

     [December 31, 1995] consolidated balance sheet incorporated by reference in the Registration Statement, or any decrease, as compared with the corresponding period in the preceding year, in net income or net interest income of the Company and its subsidiaries on a consolidated basis, except in each case as set forth or contemplated in the Registration Statement;
     (iv) they have read in the Registration Statement and certain dollar amounts, percentages and other financial information specified by the Underwriter which is included or incorporated by reference in the Registration Statement and have performed the procedures set forth in detail in such letter and have found such amounts, percentages or other financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries.

            At the time of the execution of this Agreement, the Underwriter shall have received from [Price Waterhouse LLP] a letter dated such date, in form and substance satisfactory to the Underwriter, addressing items
     (i), (ii) and (iii) of the preceding paragraph.

                d. On the Closing Date and any Option Closing Date, the Underwriter shall have received from [Grant Thornton L.L.P.] a letter, dated as of the Closing Date or such Option Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (c) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Date or Option Closing Date, as the case may be.

            On the Closing Date and any Option Closing Date, the Underwriter shall have received from [Price Waterhouse LLP] a letter, dated as of the Closing Date or such Option Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (c) of this Section.

                e. On the Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

            (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

            (ii) Since the date of the most recent financial statements included in the Registration Statement (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any supplement thereto).

                f. On the Closing Date or any Option Closing Date, there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman of the Board, the President or a Senior Vice President of the Company and the principal financial or accounting officer of the Company, dated as of the Closing Date, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company contained in Section I are true and correct with the same force and effect as though expressly made at and as of the Closing Date or any Option Closing Date, and that the Company has complied with all its agreements contained herein and the condition set forth in Section (a) has been fulfilled.

                g. Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request in connection with the offering of the Capital Securities.

            If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date or, with respect to Option Securities, the Option Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 7 and 8 hereof shall survive such termination.

            SECTION 7.  Indemnification.

                a. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which the Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, subject to Section 7(c) hereof, and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                b. The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof. For purposes of this Section 7, the only written information furnished by the Underwriters for use in the Registration Statement and the Prospectus is the information in the last paragraph of the cover page of the Prospectus and the second and fifth paragraphs under the caption "Underwriting" in the Prospectus. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                c. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution under Section 7(d) hereof or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to defend the indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed to assume the defense of such proceeding or shall have failed to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel under applicable rules of professional conduct, would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (and appropriate local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                d. If the indemnification provided for in this Section 7 is unavailable (other than by reason of the exception contained in the second sentence of Section 7(c) hereof) to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Capital Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
     Section 7(d).

     The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d),
     (i) except with respect to information contained or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Capital Securities purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                e. In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
     Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.


            SECTION 8. Representations, Warranties and Agreements to Survive Delivery. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect, regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or by or on behalf of any person controlling the Underwriter, or by or on behalf of the Company, and (c) delivery of and payment for the Capital Securities to the Underwriter.

            SECTION 9. Termination of Agreement. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date or any Option Closing Date (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any new outbreak of hostilities or escalation of any existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable professional judgment of the Underwriter, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or (iii) if trading in the securities of the Company has been suspended by the Commission or if trading or quotation generally on the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges of prices for securities have been required by the Nasdaq National Market or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or Pennsylvania authorities.

            If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 7, and provided further that Sections 7 and 8 hereof shall survive such termination.

            SECTION 10. Notices. Al] notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notices to the Underwriter shall be directed to it at Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland 21202, Attention of Donald W. Delson; and notice to the Company and the Trust shall be directed to it at 1609 Walnut Street, Philadelphia, Pennsylvania 19103, Attention of Betsy Z. Cohen.

            SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO EASTERN STANDARD TIME.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                Very truly yours,

                                JEFFBANKS CAPITAL TRUST I

                                By:  JeffBanks, Inc.
                                   ------------------------------------
                                     on behalf of JeffBanks
                                     Capital Trust I


                                By:
                                   ------------------------------------
                                Name:
                                Title:


                                JEFFBANKS, INC.


                                By:
                                   ------------------------------------
                                Name:
                                Title:


     Confirmed and accepted, as of the date
     first above written.

     ALEX. BROWN & SONS INCORPORATED



     By:
        ------------------------------------
     Name:
     Title:

                                                                       EXHIBIT A

The opinion of special counsel to the Company to be delivered pursuant to Section 6(b)(i) of the Underwriting Agreement shall be substantially to the effect that:

1. The Company is a corporation validly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania, with requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a material adverse effect on the Company, and is duly registered as bank holding company under the Bank Holding Company Act of 1956, as amended.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

6. The Subordinated Debentures have been duly authorized, executed and delivered by the Company and when duly authenticated in accordance with the Indenture and delivered and paid for in accordance with the Underwriting Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

7.  The Trust is not an "investment company" or an entity
"controlled" by an "investment company," as such terms are defined in Investment Company Act of 1940, as amended.

8. The statements set forth in the Registration Statement under the captions "Regulatory Matters, "Description of Capital Securities," "Description of Guarantee" and "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee," insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters described therein.

9. The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences," subject to the assumptions and conditions described therein, constitute such counsel's opinion.

10. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

11. The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the Closing Date or any Option Closing Date (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Date or any Option Closing Date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations under said acts and the documents incorporated by reference into the Prospectus (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and such counsel have no reason to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, not misleading, or that the Prospectus, at the time it was mailed to the Commission for filing or at the Closing Date or any Option Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

12. Such counsel knows of no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are required to be disclosed in the Registration Statement or which would affect the consummation of the transactions contemplated in this Agreement, the Indenture or the Capital Securities; and such counsel knows of no such proceedings which are threatened or contemplated by governmental authorities or threatened by others.

13. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

14. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture or the issuance and sale of the Capital Securities or the consummation by the Company of the other transactions contemplated by this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Capital Securities (as to which such counsel need express no opinion).

15. The execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, the issue and sale of the Capital Securities and the Subordinated Debentures, the compliance by the Company with the provisions of the Capital Securities, the Subordinated Debentures, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any of its subsidiaries is a party or by which either of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Company or any of its subsidiaries of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

                                                                       EXHIBIT B


The opinion of counsel to the Trust Company and Trust Delaware to be delivered pursuant to Section 6(b)(iii) of the Underwriting
Agreement shall be substantially to the effect that:

1. The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of New York.

2. Trust Delaware is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

3. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

4. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee
Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement.

5. The Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

6. The Delaware Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

7. Each of the Indenture and the Guarantee Agreement has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws applicable to Delaware banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8. The Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


The opinion of counsel, as special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 6(b)(iv) of the Underwriting Agreement shall be substantially to the effect that:


1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business
Trust Act, 12 Del. C. Section 3801 et seq. (the "Delaware Act"), with the business trust power and authority to own property and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under each of the Underwriting Agreement, the Capital Securities, the Common
Securities and the Trust Agreement.

2. The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company in accordance with the terms of the Trust Agreement against payment therefor in accordance with the terms of the Registration Statement and as described in the Registration Statement, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the trust. Under the Delaware Act and the Trust Agreement, the issuance of the Common Securities is not subject to preemptive or other similar rights. We note that the Holders of Common Securities will be subject to the withholding provisions of Section 10.4 of the Trust Agreement, as set forth in the Trust Agreement and will be liable for the debts and obligations of the Trust to the extent provided in
Section 9.1(b) of the Trust Agreement.

3. The Capital Securities have been duly authorized by the Trust Agreement and, when issued and delivered in accordance with the terms of the Trust Agreement, against payment of the consideration as set forth in the Underwriting Agreement, the Capital Securities will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interest in the assets of the Trust. The Holders of the Capital Securities will be entitled to the benefits of the Trust Agreement (subject to the limitations set forth in Paragraph 5 below) and will be entitled to the same limitation of personal liability as extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law; provided that we express no opinion as to any Holder of a Capital Security that is, was, or becomes a named Trustee of the Trust. We note that the Holders of Capital Securities will be subject to withholding provisions of Section ____ of the Trust Agreement and will be required to make payment or provide indemnity or security as set forth in the Trust Agreement.

4. All necessary trust action has been taken to duly authorize the execution and delivery by the Trust of the Underwriting
Agreement.

5. The Trust Agreement constitutes a valid and binding obligation of the Company and the Administrators, enforceable against the Company and the Administrators in accordance with its terms, except to the extent that enforcement thereof may be limited by
(i) bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies, (ii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and
(iii) considerations of public policy and the effect of applicable law relating to fiduciary duties.

6. The issuance and sale by the Trust of the Capital Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

7. Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other than as may be required under the securities or blue sky laws of the State of Delaware as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the offering, issuance, sale or delivery of the Capital Securities.